UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2016

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on Form 8-K/A (the “Amendment”) to the Current Report on Form 8-K of Uni-Pixel, Inc. that was filed with the Securities and Exchange Commission on May 26, 2016 (the “Form 8-K”) is to amend and restate the Form 8-K in its entirety. Due to an administrative error, an incorrect version of the Form 8-K was filed which erroneously disclosed a public offering including warrants. The public offering does not, and was not intended to, include warrants for sale in the public offering by the Uni-Pixel, Inc., and the disclosure in the Form 8-K is amended and restated in its entirety as set forth below, including the exhibits attached hereto and filed herewith with this Amendment.

Item 8.01 Other Events

On May 26, 2016, Uni-Pixel, Inc. (the “Company”) issued a press release announcing a public offering of its common stock. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor such press release constitutes an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any proposed offering referenced herein will be made only by means of a prospectus supplement and the accompanying prospectus.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Uni-Pixel, Inc. on May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2016	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT LIST

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Uni-Pixel, Inc. on May 26, 2016